UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)

(614) 864-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 11, 2013, the Board of Directors of R. G. Barry Corporation (the “Company”) received an unsolicited, non-binding acquisition proposal from Mill Road Capital Management LLC and its affiliated funds to acquire all of the Company’s outstanding common at a price of $20.00 per share in cash, subject to due diligence and the negotiation and execution of definitive agreements.

On December 13, 2013, the Company entered into a Non-Disclosure and Standstill Agreement with Mill Road Capital Management LLC (Mill Road) (the “NDA”). This follows the decision of the Company’s Board of Directors to proceed with the due diligence request of Mill Road in connection with its September 11, 2013 proposal. A copy of the NDA is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Notwithstanding the Company’s agreement to allow Mill Road to conduct such due diligence, the Company’s Board of Directors has not made any decision with respect to the Mill Road proposal.

A copy of a press release issued by the Company on December 16, 2013 is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Nondisclosure and Standstill Agreement dated December 13, 2013 by and between R.G. Barry Corporation and Mill Road Capital Management LLC

99.2*	Press Release issued by R.G. Barry Corporation on December 16, 2013

*	Furnished herewith electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

December 17, 2013	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Sr. Vice President-Finance & CFO

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